SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 22, 2005

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                             SIGA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-23047                13-3864870
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)

420 Lexington Avenue, Suite 408
        New York, New York                                             10170
(Address of principal executive offices)                             (Zip code)

       Registrant's telephone number, including area code: (212) 672-9100


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

            On September 22, 2005, SIGA Technologies, Inc., a Delaware corporation ("SIGA"), entered into a $3.2 million, one-year agreement with the United States Army Medical Research and Material Command ("USAMRMC"). The agreement, for the rapid identification and treatment of anti-viral diseases, is funded through the United States Air Force ("USAF"). SIGA's efforts will aid the USAF Special Operations Command in its use of computational biology to design and develop specific countermeasures against the biological threat agents Smallpox and Adenovirus. Smallpox is a Center for Disease Control and Prevention
(CDC) Category A biothreat agent, and Adenovirus is a cause of significant respiratory infectious disease, both of which may impair the combat readiness of USAF Personnel. A copy of the agreement is attached hereto as exhibit 10.1, which is incorporated into this Item 1.01 by reference.

            On September 27, 2005, SIGA issued a press release announcing that it had entered into the agreement with USAMRMC. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.     Description
-----------     -----------

10.1 Agreement, dated as of September 22, 2005, between the United States Army Medical Research and Material Command and SIGA.

99.1            Press Release, dated September 27, 2005.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SIGA TECHNOLOGIES, INC.


                                    By:  /s/ Thomas N. Konatich
                                       ---------------------------------
                                       Name:  Thomas N. Konatich
                                       Title: Chief Financial Officer


Date:   September 27, 2005








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